EXHIBIT 24

MERGE HEALTHCARE INCORPORATED
POWER OF ATTORNEY
REGARDING CERTAIN FORM S-8 REGISTRATION STATEMENTS

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JUSTIN C. DEARBORN and JULIE ANN B. SCHUMITSCH, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, relating to 2,000,000 shares of common stock of Merge Healthcare Incorporated (the “Company”) issuable under the Company’s 2005 Equity Incentive Plan, as amended, and to file the same, with any exhibits thereto, with all and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed their names hereto, effective as of the 25th day of June, 2013.

Signature	Title

/s/ Jeffery A. Surges	Chief Executive Officer and Director
Jeffery A. Surges	(principal executive officer)

/s/ Justin C. Dearborn	President and Director
Justin C. Dearborn

/s/ Steven M. Oreskovich	Chief Financial Officer
Steven M. Oreskovich	(principal financial officer and principal accounting officer)

/s/ Michael W. Ferro, Jr.	Chairman of the Board
Michael W. Ferro, Jr.

/s/ Dennis Brown	Director
Dennis Brown

/s/ Matthew M. Maloney	Director
Matthew M. Maloney

/s/ Richard A. Reck	Director
Richard A. Reck

/s/ Neele E. Stearns, Jr.	Director
Neele E. Stearns, Jr.